Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2024, relating to the financial statements of Grocery Outlet Holding Corp. and the effectiveness of Grocery Outlet Holding Corp.’s internal control over financial reporting appearing in the Annual Report on Form 10-K for the year ended December 30, 2023.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
February 28, 2024